UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2005

PINGCHUAN PHARMACEUTICAL INC.

f/k/a XENICENT, INC.
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(Exact Name of Registrant as Specified in Charter)

North Carolina
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(State or Other Jurisdiction of Incorporation)

333-52472
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(Commission File Number)

36-4344865
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(I.R.S. Employer Identification No.)

32 Ganshui Rd., Harbin, P.R.China 150000
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(Address of Principal Executive Offices) (Zip Code)

(86451) 8271-3712
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(Registrant's Telephone Number, Including Area Code)

Copies to:

Harold H. Martin, Esq.
17111 Kenton Drive
Suite 204B
Cornelius, North Carolina 28031
(704) 894-9760 Office
(704) 894-9759 Fax

This Current Report on Form 8-K is filed by Pingchuan Pharmaceutical Inc., a North Carolina corporation (the “Registrant”), in connection with the items described below.

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On or about December 10, 2004, Perrella & Associates, P.A., auditors for Pingchuan Pharmaceutical Inc. ("Registrant") resigned.

Perrella & Associates, P.A.'s reports on the Registrant's financial statements for the years ended December 31, 2003 and 2002, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles, except that their audit report for the year ended December 31, 2003 contained a going concern qualification because of Perrella & Associates doubt about the ability of the Registrant to continue as a going concern. In connection with the prior audits for the fiscal years ended December 31, 2003 and 2002, and the review for the interim period up to and including December 10, 2004, there have been no disagreements with Perrella & Associates, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Perrella & Associates, P.A. would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

The Registrant's Board of Directors has made the decision to engage another auditor. The Registrant does not have an audit committee. On or about January 17, 2005, the Registrant engaged Jimmy C.H. Cheung & Co., CPA's as its independent auditors.

Prior to making the decision to retain Jimmy C.H. Cheung & Co., CPA, the Registrant has had no prior relationship with Jimmy C.H. Cheung & Co., CPA's or any of its members.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PINGCHUAN PHARMACEUTICAL, INC.

February 7, 2005      By   /s/ Zhanwu Hu
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                         Zhanwu Hu
                                                 President

EXHIBIT INDEX

Exhibit No.            Description of Exhibit
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16              Letter from Perrella & Associates, PA